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                                                                      Exhibit 23


                       [LETTERHEAD OF COOPERS & LYBRAND]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Prospectus Supplement of Chevy Chase Bank, F.S.B. Mortgage-Backed Pass-Through Certificates, Series 1998-CCB1, of our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in such Prospectus Supplement.


                                    s/s Coopers & Lybrand L.L.P.

                                    Coopers & Lybrand L.L.P.



New York, New York
March 27, 1998